UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2009

MGMT Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3203 Third Avenue North #300 Billings, Montana 59101

(Address of principal executive offices)

(406) 259-0751

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2009, the Board of Directors and stockholders of MGMT Energy, Inc. (the “Company”) approved a 5-for-1 stock split whereby the holders of common stock of the Company, $0.001 par value (the "Common Stock") will receive an additional 4 shares of Common Stock for each share held by them.

The 5-for-1 stock split will be implemented by an amendment to the Company’s Articles of Incorporation which the Company expects to become effective on or about June 19, 2009.

In addition to the stock split, the amendment to the Company’s Articles of Incorporation also (a) changes the name of the Company to “Management Energy, Inc.” to better reflect the Company’s business focus, and (b) authorizes (after giving effect to the stock split) 300,000,000 authorized shares of the Company’s Common Stock having a par value of $0.001 per share.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGMT ENERGY, INC.

Date: May 29, 2009	By: /s/ John P. Baugues
Name: John P. Baugues
Title: Chief Executive Officer and Chairman